As filed with the Securities and Exchange Commission on January 20, 2016

Registration No. 333-207623

Registration No. 333-199333

Registration No. 333-191732

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. Global Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Texas	74-1598370
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

7900 Callaghan Road

San Antonio, Texas 78229

(Address of Principal Executive Offices)(Zip Code)

U.S. Global Investors, Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

Susan B. McGee

President and General Counsel

U.S. Global Investors, Inc.

7900 Callaghan Road

San Antonio, Texas 78229

(210) 308-1234

(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SHARES

U.S. Global Investors, Inc, a Texas corporation (the “Registrant”), is filing with the Securities and Exchange Commission (“SEC”) this Post-Effective Amendment No. in connection with the following Form S-8 Registration Statements: Registration Nos. 333-207623, 333-199333, 333-191732 (the “Registration Statements”). This Post-Effective Amendment No.1 to the Registration Statements is being filed solely to deregister any and all securities previously registered under the Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 20, 2016.

U.S. Global Investors, Inc.

By:	/s/ Susan B. McGee
Name:	Susan B. McGee
Title:	President and General Counsel

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance on Rule 478 adopted by the under the SEC under the Securities Act of 1933, as amended.

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